Exhibit 23.2

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors

Petroleum Development Corporation

Re:  Registration Statement on Form S-8 (Petroleum Development
            Corporation 401(k) and Profit Sharing Plan)

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated June 30, 2006 and August 9, 2006 related to our review of interim financial information.  Our reports on interim financial information refer to a restatement of the condensed consolidated statements of income for the three month period ended March 31, 2005 and the three and six-month periods ended June 30, 2005.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such reports are not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

October 5, 2006